UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2017

Ekso Bionics Holdings, Inc.
(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201
Richmond, California 94804
(Address of principal executive offices, including zip code)

(510) 984-1761
(Registrant's telephone number, including area code)

Not Applicable
(Registrant's name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement

The descriptions of the Purchase Agreement and the Registration Rights Agreement below are summaries of and are qualified in their entirety by reference to the full Purchase Agreement and Registration Rights Agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.  See Item 9.01 below and the attached exhibits.

Purchase Agreement

On July 19, 2017, Ekso Bionics Holdings, Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement") with Puissance Capital Management ("Puissance"), pursuant to which Puissance has agreed to purchase common shares in connection with a proposed rights offering to be conducted by the Company at a subscription price of $1.00 per share.  Under the terms of the Purchase Agreement, Puissance has agreed to purchase, at the same $1.00 subscription price of the proposed rights offering, any unsubscribed shares of common stock following the exercise of the basic subscription rights of all other holders of the Company's common shares as of the rights offering record date.  Notwithstanding the number of common shares purchased by all other holders upon the exercise of the basic subscription rights in the rights offering, the aggregate number of common shares purchased by Puissance is subject to a cap such that Puissance will not own more than 40% of the Company's issued and outstanding common shares following the proposed rights offering.

The shares of common stock to be purchased by Puissance pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the registration rights agreement described below, the Company has agreed to file a registration statement under the Securities Act covering the resale of the shares purchased by Puissance pursuant to the Purchase Agreement.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company and Puissance have entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company has agreed to register the common shares purchased by Puissance under the Purchase Agreement for resale under the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report related to the shares of common stock to be purchased by Puissance pursuant to the Purchase Agreement is hereby incorporated by reference into this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. Puissance represented that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

Item 8.01	Other Events

On July 19, 2017, the Company issued a press release announcing that its board of directors had approved the Company's proposed rights offering to raise gross proceeds of up to $34 million through the pro rata distribution of non-transferable subscription rights to purchase, in the aggregate, up to 34 million shares of the Company's common stock at a subscription price of $1.00 per share to shareholders and certain warrant holders of the Company on the record date of August 10, 2017.   The press release also announced the Company's entrance into the Purchase Agreement and Registration Rights Agreement described above with Puissance.

The July 19, 2017 press release did not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which offer will be made pursuant to the Company's effective shelf registration statement on Form S-3 (Reg. No. 333-218517) and a supplemental prospectus thereto that will be filed by the Company with the U.S. Securities and Exchange Commission.

Item 9.01          Financial Statements and Exhibits

Exhibit	Description	Method of Filing

Exhibit 10.1	Purchase Agreement, dated as of July 19, 2017, by and between Ekso Bionics Holdings, Inc. and Puissance Cross-Border Opportunities II LLC	Attached as Exhibit

Exhibit 10.2	Registration Rights Agreement, dated as of July 19, 2017, by and between Ekso Bionics Holdings, Inc. and Puissance Cross-Border Opportunities II LLC	Attached as Exhibit

Exhibit 99.1	Press release dated July 19, 2017	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

	By:	/s/ Maximilian Scheder-Bieschin
	Name:	Maximilian Scheder-Bieschin
	Title:	Chief Financial Officer
Dated: July 25, 2017